UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement
[ X ]		Definitive Additional Materials
[	]	Soliciting Material Pursuant to §240.14a-12

NorthWestern Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

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THE FOLLOWING IS A PRESS RELEASE WHICH ANNOUNCES THAT INSTITUTIONAL SHAREHOLDER SERVICES HAS RECOMMENDED THAT NORTHWESTERN'S STOCKHOLDERS VOTE IN FAVOR OF THE MERGER PROPOSAL WITH BABCOCK & BROWN INFRASTRUCTURE LIMITED IN CONNECTION WITH THE AUGUST 2 ANNUAL MEETING.

NorthWestern Corporation d/b/a NorthWestern Energy 125 S. Dakota Avenue Sioux Falls, SD 57104-6403 www.northwesternenergy.com
News Release FOR IMMEDIATE RELEASE	NASDAQ-GS: NWEC

Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com	Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

LEADING CORPORATE GOVERNANCE ORGANIZATION

RECOMMENDS NORTHWESTERN STOCKHOLDERS

VOTE “FOR” BABCOCK & BROWN MERGER PROPOSAL

SIOUX FALLS, S.D. – July 21, 2006 – NorthWestern Corporation d/b/a NorthWestern Energy (NASDAQ-GS: NWEC) today reported that Institutional Shareholder Services (ISS) recommends that stockholders vote in favor of the proposed merger with Babcock & Brown Infrastructure Limited (BBI) in connection with the August 2 annual meeting. ISS is one of the nation's leading independent proxy advisory services, whose subscribers include hundreds of mutual funds, institutional investment firms, and other fiduciaries nationwide. ISS’s analysis is independent, and NorthWestern did not contract with the company for an assessment.

ISS’s recommendation, set forth in its report dated July 17, concludes, “Based on our review of the terms of the transaction, in particular the reasonable premium, the strategic process and the reasonable breakup fee as a percentage of enterprise value, we believe that the merger agreement warrants shareholder support.”

“We are pleased that ISS recommends ‘FOR’ the proposed merger,” said Michael J. Hanson, NorthWestern’s President and Chief Executive Officer. “We strongly believe that a merger with BBI represents the best outcome for all of NorthWestern’s stakeholders – customers, employees, regulators and stockholders. We urge all stockholders to vote their proxy promptly.”

Stockholders who have not yet voted their proxy may do so by following the instructions on their proxy card. Stockholders with questions about how to vote their proxies should call the firm assisting us with the solicitation, Innisfree M&A Incorporated, toll-free at (888) 750-5834, or NorthWestern’s investor relations department at (605) 782-5345.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 628,500 customers in Montana, South Dakota and Nebraska. For more information about NorthWestern Energy, visit our Web site at www.northwesternenergy.com.

Important Legal Information

In connection with the proposed transaction, Northwestern Corporation filed a definitive proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of Northwestern Corporation are urged to carefully read the entire definitive proxy statement and any other relevant documents filed with

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ISS Recommendation

July 21, 2006

the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they contain important information about the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Northwestern Corporation at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from Northwestern Corporation by directing such request to Northwestern Corporation, 125 South Dakota Avenue. Sioux Falls, SD 57104, Attention: Dan Rausch, Director of Investor Relations, telephone: (605) 978-2902.

Northwestern Corporation, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Northwestern Corporation stockholders in connection with the proposed transaction. Information about the interests of Northwestern Corporation’s participants in the solicitation is set forth in Northwestern Corporation’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the transaction.

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